FEDERAL IDENTIFICATION
                                                          NO. 04-2436093

                       The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)




We, Neal F. Finnegan,                                       * President

and Eric R. Fischer,                                        * Clerk

of UST Corp.
                           (Exact name of corporation)

            located at: 40 Court Street, Boston, Massachusetts 02108

                (Street address of corporation in Massachuserts)

certify that these Articles of Amendment affecting articles numbered:

                                    Three (3)
          (Number those articles 1, 2, 3, 4, 5, and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on December 17, 1996, by vote of:

11,344,981 shares of UST Corp. Common Stock of 17,936,989 shares outstanding.
                         (type, class & series, if any)
                             par value of $0.625



**being at least a majority of each type, class or series outstanding and entitled to vote thereon

       VOTED: to amend the Corporation's Restated Articles of Organization to increase the number of authorized shares of the Corporation's Common Stock from 30,000,000 to 45,000,000.


*Delele the inapplicable words.              **Delete the inapplicable clause.
1 For amendments adopted pursuant to Chapter 156B, Section 70.
2 For amnendments adopted pursuant to Chapter 156B Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.


To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

         WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS

         TYPE     NUMBER OF SHARES      TYPE    NUMBER OF SHARES      PAR VALUE

         Common:                        Common:    30,000,000           $0.625


         Preferred:                     Preferred:  4,000,000           $1.00

                                  (300,000 Series A Junior Participating) @ 1.00

Change the total authorized to:



         WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS


         TYPE     NUMBER OF SHARES      TYPE    NUMBER OF SHARES      PAR VALUE

         Common:                        Common:    45,000,000           $0.625

         Preferred:                     Preferred:  4,000,000           $1.00

                                  (300,000 Series A Junior Participating) @ 1.00


                        THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT

                    (General Laws, Chapter 156B, Section 72)

================================================================================

I hereby approve the within Articles of Amendment, and the filing fee in the amount of $15,000 having been paid, said article is deemed to have been filed with me this 27 th day of December, 1996

Effective date:
                           /s/ William Francis Galvin
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:
                              Eric R. Fischer, Esq.

                                40 Court Street

                      Boston, Massachusetts (617) 726-7377


The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:

SIGNED UNDER THE PENALTIES OF PERJURY, this 27th day of December, 1996

/s/ Neal F. Finnegan                                   *President
------------------------------------------------------
Neal F. Finnegan

/s/ Eric R. Fischer                                    *Clerk
------------------------------------------------------
Eric R. Fischer, Esq.

*Delete the inapplicable words.